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                                                                   EXHIBIT 10.10

                                  STENTOR, INC.
                              5000 MARINA BOULEVARD
                               BRISBANE, CA 94005

July 21, 2003

Guy Anthony
Stentor, Inc.
5000 Marina Boulevard
Brisbane, CA 94005

      RE: EMPLOYMENT AGREEMENT

Dear Guy:

This letter agreement (this "AGREEMENT") reflects the modified employment terms under which Stentor, Inc. (the "COMPANY") and you have agreed to continue your employment.

      1. POSITION, DUTIES AND RESPONSIBILITIES. You will continue in your position as Chief Financial Officer and Treasurer reporting to the Company's Chief Executive Officer. You will perform the duties customarily associated with this position and such other duties assigned by the Company. You will work at the Company's Brisbane, California headquarters. The Company retains the discretion to modify your position and duties from time to time without a written modification of this Agreement.

      2.    COMPENSATION AND EMPLOYEE BENEFITS.

            (a) BASE SALARY. Your annual base salary will be $14,583.33 per month ($175,000.00 annualized), less standard payroll deductions and required withholdings, paid according to the Company's regular payroll schedule and procedures. You will be considered for increases in base salary, as determined in the sole discretion of the Company.

            (b) STOCK OPTION GRANT.

      All options granted to you pursuant to the Company's 1999 Incentive Stock Plan (the "PLAN") shall remain in effect, subject to the terms of the Plan and your stock option agreement and stock option grant notice.

            (c) EMPLOYEE BENEFITS. You shall remain eligible for all benefits of the Company, including paid time off accrual and health and disability benefits, under the terms and conditions of the standard Company benefits plans which may be in effect from time to time and provided by the Company to its senior executive level employees generally. Details about these benefits are set forth in the summary plan descriptions and other materials available for your

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Guy Anthony
July 21, 2003
Page 2

review. The Company may, in its discretion, modify your compensation and benefits from time to time, as it deems necessary, and the Company may, in its discretion, change the level of benefits it provides to employees from time to time, as it deems advisable for the workforce.

      3.    OTHER ACTIVITIES DURING EMPLOYMENT; NON-SOLICITATION.

            (a) Except with the prior written consent of the Company, you will not during your employment undertake or engage in any other employment, occupation or business enterprise. You may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of your job duties.

            (b) Except as permitted by Section 3(c) below, during your employment you agree not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by you to be adverse or antagonistic to the Company, or its business or prospects, financial or otherwise.

            (c) During the term of your employment by the Company, except on behalf of the Company, you will not directly or indirectly, whether as an officer, director, employee, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership, or other entity which develops, licenses, distributes and/or markets software and/or systems for the management of digital medical images, which could be either stand-alone systems or integrated into broader systems, including, but not limited to, Picture Archiving and Communications Systems, image display systems, image distribution systems and/or image archiving systems, anywhere in the world, provided, however, that anything above to the contrary notwithstanding, you may (x) own, as a passive investor, securities of any entity, so long as your direct holdings in any one such corporation do not in the aggregate constitute more than one percent (1%) of the voting stock of such corporation, and (y) work for an entity that engages in the prohibited activity set forth above if: (1) you work in a separate and distinct business department, division or unit that does not directly or indirectly engage in such prohibited activity; (2) you do not provide services for the benefit of or support the business department, division or unit that engages in such prohibited activity; and (3) you do not directly or indirectly provide information on the Company's business to the business department, division or unit that engages in such prohibited activity.

            (d) You acknowledge that because of your position in the Company, you will have access to material intellectual property and confidential information. During the term of your employment by the Company and for one (1) year thereafter, in addition to your other obligations hereunder or under the Proprietary Information Agreement (as defined below), you shall not, for yourself or any third party, directly or indirectly:

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Guy Anthony
July 21, 2003
Page 3

                  (i) divert or attempt to divert from the Company any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, members, business partners or suppliers, or

                  (ii) solicit or otherwise induce any person employed by the Company to terminate his or her employment.

      4. COMPANY POLICIES; PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. As a Company employee, you will be expected to abide by Company rules and policies. As a further condition of your continued employment, you agree to continue to abide by your obligations under that certain Employee Proprietary Information and Inventions Agreement ("PROPRIETARY INFORMATION AGREEMENT") between you and the Company, signed by you on September 3, 2002.

      5.    AT-WILL EMPLOYMENT RELATIONSHIP; OTHER TERMINATIONS.

            (a) AT-WILL EMPLOYMENT. Your employment with the Company shall be "at will" at all times. Either you or the Company may terminate the employment relationship at any time, with or without Cause (as defined below) or advance notice. Upon and after such termination, all obligations of the Company under this Agreement shall cease, unless the Company terminates you without Cause (as defined below), in which case the Company will provide you with the Severance Benefits as described in Section 6.

            (b) DEATH. Your employment shall terminate automatically upon your death. The Company shall pay to your beneficiaries or estate, as appropriate, any compensation then due and owing. Thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any entitlement of your heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

            (c) DISABILITY. If you become eligible for the Company's long term disability benefits or if, in the sole opinion of the Company, you are unable to carry out the responsibilities and functions of the position held by you by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred and twenty days in any twelve-month period, then, to the extent permitted by law, the Company may terminate your employment. The Company shall pay to you all compensation to which you are entitled up through the date of termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect your rights under any disability plan in which you are a participant.

      6. SEVERANCE BENEFITS FOR TERMINATION WITHOUT CAUSE. If the Company terminates your employment without Cause (as defined below), as determined in good faith by the Board, within one (1) year from the date you sign this Agreement, provided that you execute and deliver the Release Agreement, attached hereto as Exhibit A (the "RELEASE AGREEMENT") in

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Guy Anthony
July 21, 2003
Page 4

accordance with Section 6(d) and such Release Agreement is not revoked, you will receive the following as your sole severance benefits (collectively, the "SEVERANCE BENEFITS"):

            (a) SALARY CONTINUATION. You will continue to receive your base salary at the same rate in effect as of the termination effective date, paid on the Company's standard payroll dates for the Severance Period (as defined below), subject to standard payroll deductions and required withholdings.

            (b) COBRA PREMIUMS. If you timely elect to continue your Company-provided group health insurance coverage pursuant to the federal COBRA law, the Company will reimburse you for the cost of such COBRA premiums so that you may continue health insurance coverage, at the same level you maintain as of the employment termination date, through the end of the Severance Period, or until such time as you qualify for health insurance benefits through a new employer, whichever occurs first, as follows: (i) reimbursement for 100% of your COBRA premiums and (ii) reimbursement for 60% of your eligible dependents' COBRA premiums.

            (c) STOCK OPTION ACCELERATION. Vesting of your stock option shall be accelerated so that those shares that would have vested during the Severance Period had you remained employed will be deemed to be fully vested and exercisable on the employment termination date. All other unvested shares shall terminate on the employment termination date. Vested shares shall be subject to exercise in accordance with the Plan and your stock option agreement and stock option grant notice.

            (d) RELEASE AGREEMENT. As a condition of and prior to the Company's provision of any of the Severance Benefits set forth in Sections 6(a) through
(c), you must execute, deliver and make effective the Release Agreement (attached as Exhibit A) on or after the employment termination date. In the event you revoke any part of the Release Agreement, the Company will not provide any of the Severance Benefits to you.

            (e) DEFINITION OF CAUSE. For purposes of this Agreement, "CAUSE" means the occurrence of any one or more of the following: (i) your conviction of, or plea of guilty or no contest with respect to, any felony or crime involving fraud, dishonesty, physical harm or moral turpitude; (ii) your participation in a fraud or act of dishonesty against the Company that results in material harm to the business of the Company; (iii) your intentional, material breach of any contract or agreement between you and the Company, including but not limited to this Agreement and your Proprietary Information Agreement, or your breach of any statutory duty that you owe to the Company, but only if you do not correct such breach within thirty (30) days after written notice thereof has been provided to you; (iv) your commission of an act of unlawful harassment or discrimination; (v) your willful refusal to implement or follow a lawful policy or directive of the Company or the Board, but only if you do not correct such action within thirty (30) days after written notice thereof has been provided to you, or (vi) a demonstrated and

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Guy Anthony
My 21, 2003
Page 5

continued pattern of your substantial nonperformance of employment (other than due to your illness or because the requested conduct would subject you to criminal penalties or would violate applicable federal, state or local law, ordinance or regulation), occurring after the date of this Agreement, as determined by the Board in good faith, but only if you do not correct such nonperformance within thirty (30) days after a written notice has been provided to you that identifies your acts of substantial nonperformance of your duties, and, provided further, that the Board's determination of substantial nonperformance of your employment duties shall not be based on any of your acts or omissions as an employee of the Company prior to the date of this Agreement.

            (f) DEFINITION OF SEVERANCE PERIOD. For purposes of this Agreement, the "SEVERANCE PERIOD" is defined as the period from the date your employment is terminated through the one-year anniversary of the date you sign this Agreement.

            (g) AGREEMENT TO CONSULT. As a condition of receiving the Severance Benefits, during the Severance Period, you promise to make yourself reasonably available to assist the Company with the transition of your responsibilities and to consult with the Company on matters related to your responsibilities during your employment. The Company's requests, if any, under this Section 6(g) will be reasonable and will take into account your work schedule, if any, and other time commitments, so as not to interfere with your ability to maintain subsequent employment during the Severance Period.

      7. TERMINATION OF SEVERANCE BENEFITS. The Company's obligations, and your rights to Severance Benefits pursuant to Sections 6(a) through (c) shall cease and be rendered a nullity immediately in the event that during the Severance Period you:

            (a) breach your obligations under your Proprietary Information Agreement or this Agreement, including without limitation the obligations set forth in Section 3; or

            (b) directly or indirectly, whether as an officer, director, employee, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any stand-alone business, or any business residing within a corporation or any other entity, which develops, licenses, distributes and/or markets software and/or systems for the management of digital medical images, which could be either stand-alone systems or integrated into broader systems, including, but not limited to, Picture Archiving and Communications Systems, image display systems, image distribution systems and/or image archiving systems, anywhere in the world; provided, however, that anything above to the contrary notwithstanding, you may you may (x) own, as a passive investor, securities of any entity, so long as your direct holdings in any one such corporation do not in the aggregate constitute more than one percent (1%) of the voting stock of such corporation, and (y) work for an entity that engages in the prohibited activity set forth above if: (1) you work in a separate and distinct business department,

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Guy Anthony
July 21, 2003
Page 6

division or unit that does not directly or indirectly engage in such prohibited activity; (2) you do not provide services for the benefit of or support the business department, division or unit that engages in such prohibited activity; and (3) you do not directly or indirectly provide information on the Company's business to the business department, division or unit that engages in such prohibited activity.

      8.    TERMINATION OBLIGATIONS.

            (a) RESIGNATION AND COOPERATION. Upon termination of your employment, you shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, you shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. You shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to your employment by the Company.

            (b) CONTINUING OBLIGATIONS. You acknowledge, understand and agree that your obligations under Section 3(d) (Non-Solicitation), Section 7 (Termination of Benefits), Section 8 (Termination Obligations) and Section 9 (Arbitration) shall survive the termination of your employment for any reason and the termination of this Agreement.

      9. ARBITRATION. Concurrent with the execution and delivery of this Agreement, you shall execute and deliver, and be bound by, the Arbitration Agreement which is attached as Exhibit B.

      10.   ASSIGNMENT; BINDING EFFECT.

            (a) ASSIGNMENT. Your performance hereunder is personal, and you agree that you shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

            (b) BINDING EFFECT. Subject to the foregoing restriction on assignment by you, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and your heirs, devisees, spouse, legal representatives and successors.

      11. NOTICES. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice

                                       10

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Guy Anthony
July 21, 2003
Page 7

by any permitted means, or (ii) five business days following dispatch by overnight delivery service or the United States Mail. You shall be obligated to notify the Company in writing of any change in your address. Notice of change of address shall be effective only when done in accordance with this paragraph.

           Company's notice address:

           Stentor, Inc.
           5000 Marina Boulevard
           Brisbane, CA 94005

           Your notice address:

           Guy Anthony
           295 El Cerrito Avenue
           Hillsborough, CA94010

      12. COMPLETE AGREEMENT. This Agreement, including Exhibits A and B, and your Proprietary Information Agreement, constitute the complete, final and exclusive embodiment of your employment agreement with the Company. In entering into this Agreement, neither party is relying upon any promise or representation, written or oral, on any subject concerning the Company or concerning your employment with the Company other than those expressly contained or referenced as applicable herein. This Agreement supersedes that certain offer letter agreement between you and the Company, that certain At-Will Employment Agreement dated September 3, 2002, between you and the Company, and, except as stated herein, any other agreements or promises made to you by anyone, whether oral or written. This Agreement may not be amended or modified except by a written instrument signed by you and a duly authorized officer of the Company. This Agreement will be construed and interpreted in accordance with the laws of the State of California. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Any invalid or unenforceable provision shall be modified so as to render valid and enforceable in a manner consistent with the intent of the parties insofar as possible. This Agreement may be delivered by telefacsimile and may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same agreement.

                            [Signature page follows]

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Guy Anthony
July 21, 2003
Page 8

      13. ACKNOWLEDGEMENT. YOU ACKNOWLEDGE THAT YOU HAVE HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT YOU HAVE READ AND UNDERSTANDS THIS AGREEMENT, THAT YOU ARE FULLY AWARE OF ITS LEGAL EFFECT, AND THAT YOU HAVE ENTERED INTO IT FREELY BASED ON YOUR OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

Sincerely,

STENTOR, INC.

By: /s/ Oran Muduroglu
   --------------------------------
   Oran Muduroglu
   Chief Executive Officer

ACCEPTED AND AGREED:

/s/ GUY ANTHONY
------------------------------
GUY ANTHONY

DATE: JULY 21, 2003